Exhibit 99.7

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

WinVest Acquisition Corp.

125 Cambridgepark Drive, Suite 301

Cambridge, MA 02140

SPECIAL MEETING

OF STOCKHOLDERS OF WINVEST ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON      , 2025.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated       , 2025, in connection with the special meeting of stockholders (the “Stockholder Meeting”) of WinVest Acquisition Corp. (“WinVest” or the “Company”) to be held at          a.m., Eastern Time, on           , 2025, via a virtual meeting, and hereby appoints Lawrence S. Kramer and Manish Jhunjhunwala, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all stock of WinVest registered in the name provided, which the undersigned is entitled to vote at the Stockholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4A-4C and 5.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4A-4C and 5.

Proposal No. 1 — The Reincorporation Merger Proposal — To approve the merger of WinVest with and into WinVest BVI Ltd., a British Virgin Islands business company registered with company number 2157117 and a wholly owned subsidiary of WinVest (“WinVest BVI”), with WinVest BVI surviving the merger (the “Reincorporation Merger”), and the plan of merger for the Reincorporation Merger, and the transactions contemplated thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Business Combination Proposal — To approve the transactions, other than the Reincorporation Merger, contemplated under the Amended and Restated Business Combination Agreement, dated as of September 16, 2024 (as amended and restated, the “Business Combination Agreement” and such transactions, the “Business Combination”), by and among WinVest, WinVest BVI, Xtribe P.L.C., a public limited company incorporated and registered in England and Wales with number 07878011 (“Xtribe PLC”), and Xtribe (BVI) Ltd., a British Virgin Islands business company registered with company number 2157137 and a wholly-owned subsidiary of Xtribe PLC (“Xtribe BVI”), a copy of which is attached to the proxy statement/prospectus as Annex A.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Nasdaq Proposal — To approve, for the purposes of complying with the applicable standards under Nasdaq Listing Rule 5635, the issuance of ordinary shares of Xtribe BVI, as converted after consummation of the Business Combination into the right to receive ordinary shares of WinVest BVI (such shares following the Business Combination, the “New WINV Ordinary Shares”) pursuant to the terms of the Business Combination Agreement, and additional New WINV Ordinary Shares pursuant to subscription agreements we may enter into prior to the closing of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4A — Governance Proposal A — To approve and adopt the provisions of the proposed Memorandum and Articles of Association of WinVest BVI (the “Proposed Articles of Association”) authorizing the issuance of up to an unlimited number of New WINV Ordinary Shares and up to 1,000,000 preferred shares, par value $0.0001 per share.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4B — Governance Proposal B — To approve the omission of various provisions from the Proposed Articles of Association related to WinVest’s prior operations as a blank check company, including provisions requiring that the proceeds from WinVest’s IPO be held in a trust account until the consummation of a business combination or liquidation of WinVest and the terms governing the consummation of a proposed business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4C — Governance Proposal C — To approve the omission of various provisions from the Proposed Articles of Association relating to the establishment of a classified board of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Adjournment Proposal — To approve the adjournment of the Stockholder Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of common stock, par value $0.0001 per share, of WinVest represented (either in person (including virtually) or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Reincorporation Merger Proposal, the Business Combination Proposal, the Nasdaq Proposal, Governance Proposal A, Governance Proposal B and Governance Proposal C, or if the WinVest Board determines before the Stockholder Meeting that it is not necessary or no longer desirable to proceed.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:                 , 2025

(Signature):

(Signature if held jointly):

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3, 4A-4C AND 5 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.